Exhibit 10.24

11/13/18

WARNER/CHAPPELL MUSIC, INC.

10585 Santa Monica Boulevard

Los Angeles, CA 90025

November 16, 2018

Carianne Marshall

c/o Gang, Tyre, Ramer, Brown & Passman, Inc.

132 S. Rodeo Drive

Beverly Hills, CA 90212

Attn: Donald Passman, Esq.

Dear Carianne:

Please refer to the employment agreement between Warner/Chappell Music, Inc. (“Company”) and you dated March 12, 2018 (the “Agreement”).

This letter, when signed by you and countersigned by Company, shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

1.Paragraph 3(a) of the Agreement is hereby amended to provide that effective as of November 1, 2018, your annual rate of salary shall be $1,000,000. As soon as practicable following the date on which this letter is executed in full (the “Effective Date”), Company shall pay to you an amount equal to the difference between (a) the salary that would have been payable to you if your annual rate of salary during the period from November 1, 2018 through the Effective Date was $1,000,000 and (b) the salary paid to you for such period.

2.The following sentence is hereby inserted between the second and third sentences of Paragraph 3(b) of the Agreement:

“With respect to the 2019 fiscal year, and subject to the factors described in the preceding sentence, Company shall take into consideration your additional responsibilities and services rendered to Company during the Interim Period in determining the amount of your annual bonus for such fiscal year.”

3.The address for notices to you under Paragraph 16 of the Agreement is hereby amended and restated in its entirety to read as follows:

“TO YOU:

Carianne Marshall
Address on file with Company

With a copy to:

Gang, Tyre, Ramer, Brown & Passman, Inc. 132 S. Rodeo Drive
Beverly Hills, CA 90212
Attn: Donald Passman, Esq.”

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our understanding, please sign below and return this letter to Company.

WARNER/CHAPPELL MUSIC, INC.

By:	/s/ Paul Robinson
Name:	Paul M. Robinson

Accepted and Agreed:

/s/ Carianne Marshall
Carianne Marshall

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